Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 2 to Registration Statement No. 333-195146 of our report dated April 9, 2014 relating to the balance sheet of Principal Maritime Tankers Corporation appearing in such Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading “Experts” in such Prospectus.

May 14, 2014

/s/ Deloitte & Touche LLP

Stamford, CT